UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report: July 7, 1998

                              EMERGENT GROUP, INC.
             (Exact name of registrant as specified in its charter)

     SOUTH CAROLINA             0-8909                  57-0513287
(State of other juris-        (Commission             (IRS Employer
diction of Incorporation)     File Number)        Identification Number)

       SUITE 750, 15 SOUTH MAIN STREET, GREENVILLE, SOUTH CAROLINA 29601
              (Address of principal executive offices)          (Zip Code)

Registrant's telephone number, including area code:         (864) 235-8056

                  The Exhibit Index appears on page 3 hereof.

ITEM 5.   OTHER EVENTS

         Emergent Group, Inc. (the "Company") announced on June 30, 1998, that its wholly-owned subsidiaries HomeGold, Inc. (f/k/a/ Emergent Mortgage Corp.) and Carolina Investors, Inc. have obtained a new $200 million mortgage loan warehousing credit facility. The new credit facility has a three year term and replaces HomeGold's previous mortgage loan warehousing credit facility, which matured on June 30, 1998. The CIT Group/Business Credit, Inc. is the administrative agent under the new credit facility. The Company and its direct and indirect subsidiaries Sterling Lending Corporation and Emergent Mortgage Corp. of Tennessee are guarantors under the new credit facility. The agreement pertaining to the credit facility is filed herewith as Exhibit 10.1.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

     (a)  Financial Statements of the Business Acquired. Not Applicable.

     (b)  Pro Forma Financial Information. Not Applicable

     (c)  Exhibits

          10.1 Mortgage Loan Warehousing Agreement dated June 30, 1998 between HomeGold, Inc. and Carolina Investors, Inc., as Borrowers, and the Financial Institutions Party Thereto and The CIT Group/Business Credit, Inc., as Administrative Agent.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        EMERGENT GROUP, INC.

                                        By: /s/ Kevin J. Mast
                                        Kevin J. Mast
                                        Vice President, Chief Financial
                                        Officer, and Treasurer

                                  EXHIBIT INDEX

10.1 Mortgage Loan Warehousing Agreement dated June 30, 1998 between HomeGold, Inc. and Carolina Investors, Inc., as Borrowers, and the Financial Institutions Party Thereto and The CIT Group/Business Credit, Inc., as Administrative Agent.